Exhibit 23.1

                               CONSENT OF COUNSEL





         We consent to the use of our opinions, to the incorporation by reference of such opinions as an exhibits to the Form S-1 and to the reference to our firm under the headings "The Conversion - Income Tax Consequences" and "Legal and Tax Matters" in the Prospectus included in this Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                               /S/ SILVER, FREEDMAN & TAFF, L.L.P.

                               SILVER, FREEDMAN & TAFF, L.L.P.



Washington, D.C.
February 9, 1998